Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of FirstMerit Corporation (“FirstMerit’) of our reports dated February 17, 2009, with respect to the consolidated financial statements of FirstMerit and the effectiveness of internal control over financial reporting of FirstMerit, included in the 2008 Annual Report to Shareholders of FirstMerit.

We consent to the incorporation by reference in the following Registration Statements of FirstMerit:
Form S-8 No. 33-47074
Form S-8 No. 33-47147
Form S-8 No. 33-57557
Form S-8 No. 33-63101
Form S-8 No. 333-66129
Form S-8 No. 333-72287
Form S-8 No. 333-78953
Form S-8 No. 333-120446
Form S-8 No. 333-138624
Form S-8 No. 333-156217
Form S-3 No. 333-157163

of our reports dated February 17, 2009, with respect to the consolidated financial statements of FirstMerit and the effectiveness of internal control over financial reporting of FirstMerit, included in the Annual Report (Form 10-K) of FirstMerit.

/s/ Ernst & Young LLP

Akron, Ohio
February 17, 2009